EXHIBIT 99.1

Arbutus Announces 2023 Corporate Objectives and Provides Financial Update

Data from multiple Phase 2a clinical trials combining AB-729 with other compounds expected in 2023

Plans to advance HBV assets, AB-101 and AB-161, and newly nominated coronavirus asset, AB-343, into Phase 1 clinical trials in 2023

Strong financial position; cash runway into Q4 2024

WARMINSTER, Pa., Jan. 05, 2023 (GLOBE NEWSWIRE) -- Arbutus Biopharma Corporation (Nasdaq: ABUS), a clinical-stage biopharmaceutical company leveraging its extensive virology expertise to develop novel therapeutics that target specific viral diseases, today announced its 2023 corporate objectives and provided a financial update.

William Collier, President and CEO of Arbutus Biopharma, stated, “Building upon our accomplishments in 2022, we are poised in this coming year to expand our clinical footprint in HBV with the initiation of clinical trials for two of our HBV assets: AB-101, our oral PD-L1 inhibitor, and AB-161, our next generation oral RNA destabilizer. In 2023, we also anticipate obtaining data in our AB-729 HBV clinical trials, which we believe will inform our path forward to a combination curative regimen for patients with cHBV. In addition, we are excited to move our newly nominated pan-coronavirus Mpro compound, AB-343, into the clinic. With a strong balance sheet, we are well capitalized to fund our 2023 corporate objectives and we expect our cash runway to extend into the fourth quarter of 2024.”

2023 Corporate Objectives:
HBV Franchise:

  Announce additional off-treatment data from AB-729-001, our Phase 1a/1b clinical trial, in the first half of 2023.
  Announce preliminary data from patients receiving PEG-IFNα-2a (IFN) in the Phase 2a clinical trial evaluating the combination of AB-729, our RNAi therapeutic, nucleos(t)ide analogue (NA) therapy and IFN in the first half of 2023.
  Amend the Phase 2a clinical trial evaluating AB-729, NA therapy and Vaccitech’s therapeutic vaccine, VTP-300, to include an additional arm with nivolumab (Opdivo®), and dose first patient in this arm in the first half of 2023. Announce preliminary data from patients who received AB-729, NA and VTP-300 in the second half of 2023.
  Initiate a Phase 1 healthy subject clinical trial with AB-161 in the first half of 2023; single-ascending dose data is expected from the clinical trial in the second half of 2023.
  Initiate a Phase 1 healthy subject clinical trial with AB-101 in the first half of 2023; data is expected from the single-ascending dose portion of the clinical trial in the second half of 2023.

Coronavirus Franchise:

  Complete IND-enabling studies and initiate a Phase 1 clinical trial with AB-343, our lead candidate that inhibits the SARS-CoV-2 nsp5 main protease (Mpro), in the second half of 2023.
  Nominate an nsp12 clinical candidate and initiate IND-enabling studies in the second half of 2023.

Financial Update:

  We had cash, cash equivalents and investments in marketable securities totaling approximately $185 million as of December 31, 2022.
  For the full year of 2022, we received $20.5 million of net proceeds from the issuance of common shares under Arbutus’ “at-the-market” offering program. As of December 31, 2022, we had approximately 157.5 million common shares issued and outstanding, and approximately 15.5 million stock options outstanding.
  We expect our net cash burn in 2023 to range from $95 to $100 million. We believe our cash, cash equivalents and investments in marketable securities of approximately $185 million as of December 31, 2022 are sufficient to fund the Company’s operations into the fourth quarter of 2024.
  The preliminary cash, cash equivalents and investments, the amount received from the issuance of common shares under Arbutus’ “at-the-market” offering program and the common shares and stock options outstanding as of December 31, 2022 were calculated prior to the completion of an audit by Arbutus’ independent registered public accounting firm and are therefore subject to adjustment.

About AB-729

AB-729 is an RNA interference (RNAi) therapeutic specifically designed to reduce all HBV viral proteins and antigens including hepatitis B surface antigen which is thought to be a key prerequisite to enable reawakening of a patient’s immune system to respond to the virus. AB-729 targets hepatocytes using Arbutus’ novel covalently conjugated N-Acetylgalactosamine (GalNAc) delivery technology enabling subcutaneous delivery. Clinical data generated thus far has shown single- and multi-doses of AB-729 to be generally safe and well-tolerated, while also providing meaningful reductions in hepatitis B surface antigen and hepatitis B DNA. AB-729 is currently in multiple Phase 2a clinical trials.

About AB-101

AB-101 is our lead oral PD-L1 inhibitor candidate that we believe will allow for controlled checkpoint blockade and enable oral dosing, while minimizing the systemic safety issues typically seen with checkpoint antibody therapies. Immune checkpoints such as PD-1/PD-L1 play an important role in the induction and maintenance of immune tolerance and in T-cell activation. Preclinical data generated thus far indicates that AB-101 mediates activation and reinvigoration of HBV-specific T-cells from cHBV patients. We believe AB-101, when used in combination with other approved and investigational agents, could potentially lead to a functional cure in HBV chronically infected patients. We are also exploring oncology applications for our internal PD-L1 portfolio.

About AB-161

AB-161 is our next generation oral small molecule RNA destabilizer, specifically designed to target the liver. Mechanistically, RNA destabilizers target the host proteins PAPD5/7, which are involved in regulating the stability of HBV RNA transcripts. In doing so, RNA destabilizers lead to the selective degradation of HBV RNAs, thus reducing HBsAg levels and inhibiting viral replication. To provide a proprietary all-oral treatment regimen for patients with cHBV, we believe inclusion of a small molecule RNA destabilizer is key.

About AB-343

AB-343 is our lead coronavirus drug candidate that inhibits the main protease (Mpro), a validated target for the treatment of COVID-19 and potential future coronavirus outbreaks. In our pre-clinical research conducted to date, AB-343 has shown pan-coronavirus antiviral activity, no reduction in potency against known SARS-CoV-2 variants, robust activity against SARS-CoV-2 Mpro resistant strains, and a favorable drug-drug interaction profile with no need for ritonavir boosting. We see an opportunity to pursue a potential combination therapeutic strategy focusing on Mpro and nsp12 viral polymerase targets to reduce hospitalizations, achieve better patient treatment outcomes and provide pre-exposure prophylactic therapy.

About HBV

Hepatitis B is a potentially life-threatening liver infection caused by the hepatitis B virus (HBV). HBV can cause chronic infection which leads to a higher risk of death from cirrhosis and liver cancer. Chronic HBV infection represents a significant unmet medical need. The World Health Organization estimates that over 290 million people worldwide suffer from chronic HBV infection, while other estimates indicate that approximately 2.4 million people in the United States suffer from chronic HBV infection. Approximately 820,000 people die every year from complications related to chronic HBV infection despite the availability of effective vaccines and current treatment options.

About Coronaviruses

Coronaviruses are a large family of viruses that range from the common cold to more severe diseases such as severe acute respiratory syndrome (SARS), Middle East respiratory syndrome (MERS), and COVID-19. COVID-19 has caused approximately 6.9 million deaths globally according to an analysis by the Institute for Health Metrics and Evaluation (IHME). As we strive to identify and develop new antiviral small molecules to treat COVID-19 and future coronavirus outbreaks, we have focused our research efforts on two essential targets critical for replication across all coronaviruses – nsp5 protease and nsp12 polymerase.

About Arbutus

Arbutus Biopharma Corporation (Nasdaq: ABUS) is a clinical-stage biopharmaceutical company leveraging its extensive virology expertise to develop novel therapeutics that target specific viral diseases. Our current focus areas include Hepatitis B virus (HBV), SARS-CoV-2, and other coronaviruses. To address HBV, we are developing a RNAi therapeutic, an oral PD-L1 inhibitor, and an oral RNA destabilizer to potentially identify a combination regimen with the aim of providing a functional cure for patients with chronic HBV by suppressing viral replication, reducing surface antigen and reawakening the immune system. We believe our lead compound, AB-729, is the only RNAi therapeutic with evidence of immune re-awakening. It is currently being evaluated in multiple phase 2 clinical trials. We also have an ongoing drug discovery and development program directed to identifying novel, orally active agents for treating coronavirus (including SARS-CoV-2). In addition, we are exploring oncology applications for our internal PD-L1 portfolio. For more information, visit www.arbutusbio.com.

Forward-Looking Statements and Information

This press release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and forward-looking information within the meaning of Canadian securities laws (collectively, forward-looking statements). Forward-looking statements in this press release include statements about our future development plans for our product candidates; the expected cost, timing and results of our clinical development plans and clinical trials with respect to our product candidates; our expectations with respect to the release of data from our clinical trials and the expected timing thereof; our expectations and goals for our collaborations with third parties and any potential benefits related thereto; the potential for our product candidates to achieve success in clinical trials; and our expected financial condition, including the anticipated duration of cash runways and timing regarding needs for additional capital.

With respect to the forward-looking statements contained in this press release, Arbutus has made numerous assumptions regarding, among other things: the effectiveness and timeliness of preclinical studies and clinical trials, and the usefulness of the data; the timeliness of regulatory approvals; the continued demand for Arbutus’ assets; and the stability of economic and market conditions. While Arbutus considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies, including uncertainties and contingencies related to the ongoing COVID-19 pandemic and patent litigation matters.

Additionally, there are known and unknown risk factors which could cause Arbutus’ actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: anticipated pre-clinical studies and clinical trials may be more costly or take longer to complete than anticipated, and may never be initiated or completed, or may not generate results that warrant future development of the tested product candidate; Arbutus may elect to change its strategy regarding its product candidates and clinical development activities; Arbutus may not receive the necessary regulatory approvals for the clinical development of Arbutus’ products; economic and market conditions may worsen; uncertainties associated with litigation generally and patent litigation specifically; Arbutus and its collaborators may never realize the expected benefits of the collaborations; market shifts may require a change in strategic focus; and the ongoing COVID-19 pandemic could significantly disrupt Arbutus’ clinical development programs.

A more complete discussion of the risks and uncertainties facing Arbutus appears in Arbutus’ Annual Report on Form 10-K, Arbutus’ Quarterly Reports on Form 10-Q and Arbutus’ continuous and periodic disclosure filings, which are available at www.sedar.com and at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Arbutus disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

Contact Information

Investors and Media

William H. Collier
President and CEO
Phone: 267-469-0914
Email: ir@arbutusbio.com

Lisa M. Caperelli
Vice President, Investor Relations
Phone: 215-206-1822
Email: lcaperelli@arbutusbio.com